EXHIBIT 99.1
T-Mobile Sets More Records in Q2: Strongest Q2 Customer Growth in Years, Record-Low Churn and Record Financial Results
Record-Low Postpaid Phone Churn of 0.78%, Record Service Revenues of $8.4B, Record Q2 Net Income of $939M, Record Adjusted EBITDA of $3.5B and Total Net Customer Additions of 1.8M

Accelerated Customer Growth

•	1.8 million total net additions in Q2 2019, up 11% YoY

•	1.1 million branded postpaid net additions in Q2 2019, up 9% YoY, expected to be best in the industry

•	710,000 branded postpaid phone net additions in Q2 2019, up 3% YoY, expected to be best in the industry

•	131,000 branded prepaid net additions in Q2 2019, up 44% YoY

•	All-time record-low branded postpaid phone churn of 0.78% in Q2 2019, down 17 bps YoY

Record Q2 Financial Performance (all percentages year-over-year)

•	Record Service revenues of $8.4 billion, up 6% in Q2 2019 with Branded postpaid service revenues up 9%

•	Record Q2 Total revenues of $11.0 billion, up 4% in Q2 2019

•	Record Q2 Net income of $939 million, up 20% in Q2 2019

•	Record Q2 Diluted earnings per share (“EPS”) of $1.09, up 18% in Q2 2019

•	Record Adjusted EBITDA(1) of $3.5 billion, up 7% in Q2 2019

•	Record Q2 Net cash provided by operating activities of $2.1 billion, up 70% in Q2 2019

•	Record Q2 Free Cash Flow(1) of $1.2 billion, up 51% in Q2 2019

Taking Major Steps Towards Nationwide 5G

•	On track to launch the first nationwide 5G network available next year; 99% of Americans now covered with 4G LTE

•	Aggressive deployment of 600 MHz using 5G-ready equipment; 4G LTE on 600 MHz now covering 156 million people and 1.2 million square miles

•	5G millimeter wave (mmWave) network introduced in 6 cities including New York and Los Angeles

•	Successful participation in mmWave auctions; average nationwide mmWave spectrum position more than quadrupled

Continued Strong Outlook for 2019

•	Branded postpaid net additions of 3.5 to 4.0 million, up from prior guidance of 3.1 to 3.7 million

•	Net income is not available on a forward-looking basis(2)

•	Adjusted EBITDA target of $12.9 to $13.3 billion, which includes leasing revenues of $550 to $600 million, up from prior guidance of $12.7 to $13.2 billion(1)

•
Cash purchases of property and equipment, excluding capitalized interest of approximately $400 million, are expected to be at the very high end of $5.4 to $5.7 billion; Cash purchases of property and equipment, including capitalized interest, are expected to be at the very high end of $5.8 to $6.1 billion

•
Three-year compound annual growth rate (“CAGR”) from FY 2016 to FY 2019 for Net cash provided by operating activities, excluding payments for merger-related costs, is expected to be at 33% to 35%, a narrowing of the prior target range

•	Three-year CAGR from FY 2016 to FY 2019 for Free Cash Flow, excluding payments for merger-related costs, is unchanged at 46% to 48%(1)

•	In Q3 2019, pre-close merger-related costs are expected to be $150 to $200 million before taxes
________________________________________________________________

(1)
Adjusted EBITDA and Free Cash Flow are non-GAAP financial measures. These non-GAAP financial measures should be considered in addition to, but not as a substitute for, the information provided in accordance with GAAP. Reconciliations for these non-GAAP financial measures to the most directly comparable financial measures are provided in the Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures tables.

(2)
We are not able to forecast Net income on a forward-looking basis without unreasonable efforts due to the high variability and difficulty in predicting certain items that affect GAAP Net income including, but not limited to, Income tax expense, stock-based compensation expense and Interest expense. Adjusted EBITDA should not be used to predict Net income as the difference between the two measures is variable.

T-Mobile US, Inc.
12920 SE 38th Street
Bellevue, Washington 98006
Phone 1-800-318-9270
Internet http://www.T-Mobile.com

BELLEVUE, Wash. - July 25, 2019 - T-Mobile US, Inc. (NASDAQ: TMUS) reported another strong quarter in Q2 2019 as we continue to set performance records. America’s Un-carrier reported all-time record-low branded postpaid phone churn and record financial results including record-high service revenue, record Q2 net income, and record Adjusted EBITDA. In addition, we reported our strongest Q2 customer growth in years with customer growth that accelerated year-over-year and demonstrates that T-Mobile’s incredible momentum continues.

Customers no longer have to choose between network quality or low prices. At T-Mobile they get both, making America’s Un-carrier the best value in wireless. In addition, customer experience continues to be a key differentiator for T-Mobile. We continue to lead the industry in customer care - by delivering an unmatched customer experience with our Team of Experts, which drives our record-high levels of customer satisfaction while delivering operational efficiencies. T-Mobile continues to invest in its network and continues to prepare for nationwide 5G with the aggressive rollout of its 600 MHz spectrum. T-Mobile isn’t stopping there and continues to make investments that help lay the foundation for the future and find new areas of growth.

In the second quarter, customers joined and are staying with T-Mobile in record numbers. Q2 marks the 25th quarter in a row where we delivered more than 1 million total net customer additions, and another quarter in which customer growth accelerated year-over-year. We also posted branded postpaid phone churn of 0.78%, an all-time record-low and set records for a number of financial metrics in the second quarter including: record service revenues of $8.4 billion, record Q2 net income of $939 million, and record Adjusted EBITDA of $3.5 billion.

“The T-Mobile team of rock stars delivers quarter, after quarter, after quarter! Record-low customer churn and our best Q2 customer numbers in years. This is in addition to record service revenue, record Q2 net income, and record Adjusted EBITDA.” said John Legere, CEO of T-Mobile. “We continue to build out our nationwide 5G network with an aggressive deployment of 600 MHz on 5G equipment and increase our spectrum portfolio through an incredibly successful FCC auction - investing $842 million which more than quadruples our mmWave holdings. Our momentum continues and we won’t stop!”

Accelerated Customer Growth
T-Mobile continues to deliver strong customer growth, and Q2 2019 was no different. We reported our strongest second quarter customer results in the last three years, and we expect to once again lead the industry in branded postpaid phone net customer additions by capturing more than two-thirds of industry growth.

	Quarter			Six Months Ended June 30,
(in thousands, except churn)	Q2 2019	Q1 2019	Q2 2018	2019	2018
Total net customer additions	1,751	1,650	1,579	3,401	3,012
Branded postpaid net customer additions	1,108	1,019	1,017	2,127	2,022
Branded postpaid phone net customer additions	710	656	686	1,366	1,303
Branded postpaid other customer additions	398	363	331	761	719
Branded prepaid net customer additions	131	69	91	200	290
Total customers, end of period	83,052	81,301	75,619	83,052	75,619
Branded postpaid phone churn	0.78%	0.88%	0.95%	0.83%	1.01%
Branded prepaid churn	3.49%	3.85%	3.81%	3.67%	3.87%

•
Total net customer additions were 1.8 million in Q2 2019, bringing our total customer count to 83.1 million, and marking the 25th straight quarter in which T-Mobile generated more than 1 million total net customer additions.

•	Branded postpaid net customer additions were 1.1 million in Q2 2019, up 91,000 from Q2 2018, and are expected to lead the industry.

•
Branded postpaid phone net customer additions were 710,000 in Q2 2019, up 24,000 from Q2 2018. Q2 2019 is expected to be the 22nd consecutive quarter in which T-Mobile leads the industry in this category. Branded postpaid phone net customer additions increased year-over-year, primarily due to all-time record-low churn.

T-Mobile US, Inc.
12920 SE 38th Street
Bellevue, Washington 98006
Phone 1-800-318-9270
Internet http://www.T-Mobile.com

•	Branded postpaid other net customer additions were 398,000 in Q2 2019, up 67,000 from Q2 2018, primarily due to higher gross customer additions from connected devices and lower churn.

•
Branded postpaid phone churn was a record-low of 0.78% in Q2 2019, down 17 basis points year-over-year, primarily due to increased customer satisfaction and loyalty from ongoing improvements to network quality, industry-leading customer service and the overall value of our offerings.

•	Branded prepaid net customer additions were 131,000 in Q2 2019, up year-over-year primarily due to lower churn, partially offset by the impact of continued promotional activities in the marketplace.

•
Branded prepaid churn was 3.49% in Q2 2019, down 32 basis points year-over-year primarily due to increased customer satisfaction and loyalty from ongoing improvements to network quality and the continued success of our prepaid brands due to promotional activities and rate plan offers.

Record Q2 Financial Performance
T-Mobile’s record financial performance in Q2 2019 proves that our strategy is not only good for customers, it’s also good for stockholders. We continue to successfully translate customer growth into industry-leading service revenue growth. In Q2 2019, the Un-carrier delivered record service revenues of $8.4 billion, record Q2 net income of $939 million, and record Adjusted EBITDA of $3.5 billion.

(in millions, except EPS)	Quarter			Six Months Ended June 30,		Q2 2019 vs. Q1 2019	Q2 2019 vs. Q2 2018	YTD 2019 vs. YTD 2018
	Q2 2019	Q1 2019	Q2 2018	2019	2018
Total service revenues	$8,426	$8,277	$7,931	$16,703	$15,737	1.8%	6.2%	6.1%
Total revenues	10,979	11,080	10,571	22,059	21,026	(0.9)%	3.9%	4.9%
Net income	939	908	782	1,847	1,453	3.4%	20.1%	27.1%
EPS	1.09	1.06	0.92	2.14	1.69	2.8%	18.5%	26.6%
Adjusted EBITDA(1)	3,461	3,284	3,233	6,745	6,189	5.4%	7.1%	9.0%
Net cash provided by operating activities	2,147	1,392	1,261	3,539	2,031	54.2%	70.3%	74.2%
Cash purchases of property and equipment, including capitalized interest	1,789	1,931	1,629	3,720	2,995	(7.4)%	9.8%	24.2%
Free Cash Flow(1)	1,169	618	774	1,787	1,442	89.2%	51.0%	23.9%

(1)
Adjusted EBITDA and Free Cash Flow are non-GAAP financial measures. These non-GAAP financial measures should be considered in addition to, but not as a substitute for, the information provided in accordance with GAAP. Reconciliations for these non-GAAP financial measures to the most directly comparable financial measures are provided in the Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures tables.

The following discussion is for the three months ended June 30, 2019, compared to the same period in 2018 unless otherwise stated.

•
Total service revenues increased 6% to a record-high of $8.4 billion in Q2 2019. These results represent our best quarterly performance ever and we expect to lead the industry for the 21st consecutive quarter in year-over-year service revenue percentage growth. Branded postpaid revenues increased 9% year-over-year.

•	Total revenues increased 4% to $11.0 billion in Q2 2019 driven by growth in service revenues, partially offset by a decrease in equipment revenues.

•
Branded postpaid phone Average Revenue per User (ARPU) decreased to $46.10 in Q2 2019, down 0.9%. The decrease was primarily due to a reduction in regulatory program revenues from the continued adoption of tax inclusive plans, the impact of the ongoing growth in our Netflix offering, a reduction in certain non-recurring charges and the growing success of new customer segments and rate plans, including Business, partially offset by higher premium services revenue. For 2019 as a whole, we continue to expect ARPU to be generally stable within a range from plus 1% to minus 1%.

T-Mobile US, Inc.
12920 SE 38th Street
Bellevue, Washington 98006
Phone 1-800-318-9270
Internet http://www.T-Mobile.com

•
Branded prepaid ARPU decreased to $37.46 in Q2 2019, down 2.7%, primarily due to dilution from promotional rate plans and growth in our Amazon Prime offering, partially offset by an increase in certain non-recurring charges.

•
Net income increased 20% to a Q2 record $939 million and EPS increased 18% to $1.09 in Q2 2019, primarily due to higher Operating income and lower Interest expense and Interest expense to affiliates. The impact from merger-related costs on net income and EPS was $175 million and $0.20, respectively.

•
Adjusted EBITDA increased 7% to a record $3.5 billion in Q2 2019, primarily due to higher service revenues, partially offset by higher Selling, general and administrative expenses and higher Cost of services expenses. Excluded from Adjusted EBITDA were $222 million of merger-related costs in Q2 2019 compared to $41 million in Q2 2018.

•	Net cash provided by operating activities increased 70% to $2.1 billion in Q2 2019. The increase primarily resulted from lower net cash outflows from changes in working capital and higher net income.

•
Cash purchases of property and equipment increased 10% to $1.8 billion in Q2 2019 including capitalized interest of $125 million. The increase was primarily driven by growth in network build as we continued deployment of low band spectrum, including 600 MHz, and started laying the groundwork for the launch of our 5G network in the second half of 2019.

•
Free Cash Flow increased 51% to $1.2 billion in Q2 2019. Higher Net cash provided by operating activities and lower cash payments for debt extinguishment costs were partially offset by lower Proceeds related to our deferred purchase price from securitization transactions and higher Cash purchases of property and equipment. Excluding the impact of payments for merger-related costs on Free Cash Flow of $151 million in Q2 2019, Free Cash Flow was $1.3 billion.

Taking Major Steps Towards Nationwide 5G
We continue to prepare our network for the 5G era while increasing and expanding the coverage and capacity of our 4G LTE network to better serve our customers. 99% of Americans are covered by our 4G LTE network, enabling an industry leading network experience. Our rapid deployment of LTE on 600 MHz provides customers with even better coverage and sets the stage for the first nationwide standards-based 5G network in 2020. Highlights from Q2 2019 include:

•
5G update. T-Mobile is building the foundation for its standards-based 5G network across the U.S. in 2019, utilizing both 600 MHz and mmWave spectrum. We plan to launch 5G on a broad 600 MHz footprint later this year when compatible smartphones are available, and we expect to have the first nationwide 5G network in 2020. On June 28, 2019, we introduced our 5G network using mmWave spectrum in six cities including New York and Los Angeles in conjunction with the introduction of our first 5G handset, the Samsung Galaxy S10 5G.

•
Clearing and deploying 600 MHz spectrum. At the end of Q2 2019, T-Mobile owned a nationwide average of 31 MHz of 600 MHz low band spectrum. As of June 30, 2019, we had cleared 185 million POPs, and we expect to clear spectrum covering approximately 280 million POPs by year-end 2019. T-Mobile continues its aggressive deployment of 4G LTE on 600 MHz spectrum, using 5G-ready equipment, with 1.2 million square miles already lit up, covering 156 million POPs in nearly 6,600 cities and towns in 46 states and Puerto Rico. Combining 600 MHz spectrum and 700 MHz spectrum, we have deployed low band spectrum to 307 million POPs. Currently, more than 22 million devices on T-Mobile’s network are compatible with 600 MHz spectrum.

•
Spectrum auction update. On June 3, 2019, the FCC announced the results of Auctions 101 (28 GHz spectrum) and 102 (24 GHz spectrum). In the combined auctions, T-Mobile spent $842 million to more than quadruple our average nationwide total mmWave spectrum holdings from 104 MHz to 471 MHz across the 24, 28, and 39 GHz frequency bands.

T-Mobile US, Inc.
12920 SE 38th Street
Bellevue, Washington 98006
Phone 1-800-318-9270
Internet http://www.T-Mobile.com

Continued Strong Outlook for 2019
We expect postpaid net customer additions between 3.5 and 4.0 million in 2019, up from prior guidance of 3.1 to 3.7 million.
Net income is not available on a forward-looking basis.
Adjusted EBITDA is expected to be between $12.9 and $13.3 billion in 2019, up from prior guidance of $12.7 billion to $13.2 billion. Our Adjusted EBITDA target includes leasing revenues of $550 to $600 million, down from our prior guidance of $600 to $700 million.
Cash purchases of property and equipment, excluding capitalized interest of approximately $400 million, are expected to be at the very high end of the range of $5.4 to $5.7 billion. Cash purchases of property and equipment, including capitalized interest, are expected to be at the very high end of the range of $5.8 and $6.1 billion in 2019. Cash purchases of property and equipment in 2019 include expenditures for 5G and 600 MHz deployment.
Net cash provided by operating activities three-year CAGR from full-year 2016 to full-year 2019, excluding payments for merger-related costs, is expected to be between 33% and 35%, a narrowing of the prior target range of 32% to 35%.
Three-year CAGR guidance (2016 - 2019) for Free Cash Flow, excluding payments for merger-related costs, is unchanged at 46% to 48%.
In Q3 2019, pre-close merger-related costs are expected to be $150 to $200 million before taxes. Merger-related costs incurred in full-year 2019 will be impacted by the timing of the Merger close.

T-Mobile US, Inc.
12920 SE 38th Street
Bellevue, Washington 98006
Phone 1-800-318-9270
Internet http://www.T-Mobile.com

Financial Results
For more details on T-Mobile’s Q2 2019 financial results, including the Investor Factbook with detailed financial tables and reconciliations of certain historical non-GAAP measures disclosed in this release to the most comparable measures under GAAP, please visit T-Mobile US, Inc.’s Investor Relations website at http://investor.t-mobile.com.

T-Mobile Social Media
Investors and others should note that the Company announces material financial and operational information to its investors using its investor relations website, press releases, SEC filings and public conference calls and webcasts. The Company also intends to use the @TMobileIR Twitter account (https://twitter.com/TMobileIR) and the @JohnLegere Twitter (https://twitter.com/JohnLegere), Facebook and Periscope accounts, which Mr. Legere also uses as a means for personal communications and observations, as means of disclosing information about the Company and its services and for complying with its disclosure obligations under Regulation FD. The information we post through these social media channels may be deemed material. Accordingly, investors should monitor these social media channels in addition to following our press releases, SEC filings and public conference calls and webcasts. The social media channels that the Company intends to use as a means of disclosing the information described above may be updated from time to time as listed on the Company’s investor relations website.

About T-Mobile US, Inc.
As America’s Un-carrier, T-Mobile US, Inc. (NASDAQ: TMUS) is redefining the way consumers and businesses buy wireless services through leading product and service innovation. Our advanced nationwide 4G LTE network delivers outstanding wireless experiences to 83.1 million customers who are unwilling to compromise on quality and value. Based in Bellevue, Washington, T-Mobile US provides services through its subsidiaries and operates its flagship brands, T-Mobile and Metro by T-Mobile. For more information, please visit http://www.t-mobile.com or join the conversation on Twitter using $TMUS.

To automatically receive T-Mobile financial news by e-mail, please visit the T-Mobile Investor Relations website, http://investor.t-mobile.com, and subscribe to E-mail Alerts.

Forward-Looking Statements
This communication includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact, including information concerning T-Mobile US, Inc.’s future results of operations, are forward-looking statements. These forward-looking statements are generally identified by the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “could,” or similar expressions. Forward-looking statements are based on current expectations and assumptions, which are subject to risks and uncertainties and may cause actual results to differ materially from the forward-looking statements. Important factors that could affect future results and cause those results to differ materially from those expressed in the forward-looking statements include, among others, the following: the failure to obtain, or delays in obtaining, required regulatory approvals for the merger (the “Merger”) with Sprint Corporation (“Sprint”), pursuant to the Business Combination Agreement with Sprint and other parties therein (the “Business Combination Agreement”) and the other transactions contemplated by the Business Combination Agreement (collectively, the “Transactions”), and the risk that such approvals may result in the imposition of conditions that could adversely affect the combined company or the expected benefits of the Transactions, or the failure to satisfy any of the other conditions to the Transactions on a timely basis or at all; the occurrence of events that may give rise to a right of one or both of the parties to terminate the Business Combination Agreement; adverse effects on the market price of our common stock or on our or Sprint’s operating results because of a failure to complete the Merger in the anticipated timeframe or at all; inability to obtain the financing contemplated to be obtained in connection with the Transactions on the expected terms or timing or at all; the ability of us, Sprint and the combined company to make payments on debt or to repay existing or future indebtedness when due or to comply with the covenants contained therein; adverse changes in the ratings of our or Sprint’s debt securities or adverse conditions in the credit markets; negative effects of the announcement, pendency or consummation of the Transactions on the market price of our common stock and on our or Sprint’s operating results, including as a result of changes in key customer, supplier, employee or other business relationships; significant costs related to the Transactions, including financing costs, and unknown liabilities of Sprint or that may arise; failure to realize the expected benefits and synergies of the Transactions in the expected timeframes or at all; costs or difficulties related to the integration of Sprint’s network and operations into our network and operations; the risk of litigation or regulatory actions, including the antitrust litigation brought by the attorneys general of thirteen states and the District of Columbia; the inability of us, Sprint or the combined company to retain and hire key personnel; the risk that certain contractual restrictions contained in the Business Combination Agreement during the pendency of the Transactions could adversely affect our or Sprint’s ability to pursue business opportunities or strategic transactions; adverse economic, political or market conditions in the U.S. and international markets; competition, industry consolidation, and changes in the market for wireless services, which could negatively affect our ability to attract and retain customers; the effects of any future merger, investment, or acquisition involving us, as well as the effects of mergers, investments, or acquisitions in the technology, media and telecommunications industry; challenges in implementing our business strategies or funding our operations, including payment for additional spectrum or network upgrades; the possibility that we may be unable to renew our spectrum licenses on attractive terms or acquire new spectrum licenses at reasonable costs and terms; difficulties in managing growth in wireless data services, including network quality; material changes in available technology and the effects of such changes, including product substitutions and deployment costs and performance; the timing, scope and financial impact of our deployment of advanced network and business technologies; the impact on our networks and business from major technology equipment failures; breaches of our and/or our third-party vendors’ networks, information technology and data security, resulting

T-Mobile US, Inc.
12920 SE 38th Street
Bellevue, Washington 98006
Phone 1-800-318-9270
Internet http://www.T-Mobile.com

in unauthorized access to customer confidential information; natural disasters, terrorist attacks or similar incidents; unfavorable outcomes of existing or future litigation; any changes in the regulatory environments in which we operate, including any increase in restrictions on the ability to operate our networks and changes in data privacy laws; any disruption or failure of our third parties’ or key suppliers’ provisioning of products or services; material adverse changes in labor matters, including labor campaigns, negotiations or additional organizing activity, and any resulting financial, operational and/or reputational impact; changes in accounting assumptions that regulatory agencies, including the Securities and Exchange Commission (“SEC”), may require, which could result in an impact on earnings; changes in tax laws, regulations and existing standards and the resolution of disputes with any taxing jurisdictions; the possibility that the reset process under our trademark license results in changes to the royalty rates for our trademarks; the possibility that we may be unable to adequately protect our intellectual property rights or be accused of infringing the intellectual property rights of others; our business, investor confidence in our financial results and stock price may be adversely affected if our internal controls are not effective; the occurrence of high fraud rates related to device financing, credit card, dealers, or subscriptions; and interests of a majority stockholder may differ from the interests of other stockholders. Given these risks and uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. We undertake no obligation to revise or publicly release the results of any revision to these forward-looking statements, except as required by law.

Important Additional Information
In connection with the Transactions, T-Mobile US, Inc. (“T-Mobile”) has filed a registration statement on Form S-4 (File No. 333-226435), which contains a joint consent solicitation statement of T-Mobile and Sprint Corporation (“Sprint”), that also constitutes a prospectus of T-Mobile (the “joint consent solicitation statement/prospectus”), and each party will file other documents regarding the Transactions with the SEC. The registration statement on Form S-4 was declared effective by the SEC on October 29, 2018, and T-Mobile and Sprint commenced mailing the joint consent solicitation statement/prospectus to their respective stockholders on October 29, 2018. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE JOINT CONSENT SOLICITATION STATEMENT/PROSPECTUS AND OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders may obtain these documents free of charge from the SEC’s website or from T-Mobile or Sprint. The documents filed by T-Mobile may be obtained free of charge at T-Mobile’s website, at www.t-mobile.com, or at the SEC’s website, at www.sec.gov, or from T-Mobile by requesting them by mail at T-Mobile US, Inc., Investor Relations, 1 Park Avenue, 14th Floor, New York, NY 10016, or by telephone at 212-358-3210. The documents filed by Sprint may be obtained free of charge at Sprint’s website, at www.sprint.com, or at the SEC’s website, at www.sec.gov, or from Sprint by requesting them by mail at Sprint Corporation, Shareholder Relations, 6200 Sprint Parkway, Mailstop KSOPHF0302-3B679, Overland Park, Kansas 66251, or by telephone at 913-794-1091.

Participants in the Solicitation
T-Mobile and Sprint and their respective directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of consents in respect of the Transactions. Information about T-Mobile’s directors and executive officers is available in T-Mobile’s proxy statement dated April 26, 2018, for its 2018 Annual Meeting of Stockholders. Information about Sprint’s directors and executive officers is available in Sprint’s proxy statement dated June 26, 2018, for its 2018 Annual Meeting of Stockholders, and in Sprint’s subsequent Current Report on Form 8-K filed with the SEC on July 2, 2018. Other information regarding the participants in the consent solicitation and a description of their direct and indirect interests, by security holdings or otherwise, is contained in the joint consent solicitation statement/prospectus. Investors should read the joint consent solicitation statement/prospectus carefully before making any voting or investment decisions. You may obtain free copies of these documents from T-Mobile or Sprint as indicated above.

No Offer or Solicitation
This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the U.S. Securities Act of 1933, as amended.

Press Contact:	Investor Relations Contact:
Media Relations	Nils Paellmann
T-Mobile US, Inc.	T-Mobile US, Inc.
mediarelations@t-mobile.com	investor.relations@t-mobile.com
http://newsroom.t-mobile.com	http://investor.t-mobile.com

T-Mobile US, Inc.
12920 SE 38th Street
Bellevue, Washington 98006
Phone 1-800-318-9270
Internet http://www.T-Mobile.com

T-Mobile US, Inc.
Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures
(Unaudited)

This Press Release includes non-GAAP financial measures. The non-GAAP financial measures should be considered in addition to, but not as a substitute for, the information provided in accordance with GAAP. Reconciliations for the non-GAAP financial measures to the most directly comparable GAAP financial measures are provided below. T-Mobile is not able to forecast Net income on a forward-looking basis without unreasonable efforts due to the high variability and difficulty in predicting certain items that affect GAAP net income including, but not limited to, Income tax expense, stock-based compensation expense and Interest expense. Adjusted EBITDA should not be used to predict Net income as the difference between the two measures is variable.

Adjusted EBITDA is reconciled to Net income as follows:

	Quarter						Six Months Ended June 30,
(in millions)	Q1 2018	Q2 2018	Q3 2018	Q4 2018	Q1 2019	Q2 2019	2018	2019
Net income	$671	$782	$795	$640	$908	$939	$1,453	$1,847
Adjustments:
Interest expense	251	196	194	194	179	182	447	361
Interest expense to affiliates	166	128	124	104	109	101	294	210
Interest income	(6)	(6)	(5)	(2)	(8)	(4)	(12)	(12)
Other (income) expense, net	(10)	64	(3)	3	(7)	22	54	15
Income tax expense (benefit)	210	286	335	198	295	301	496	596
Operating income	1,282	1,450	1,440	1,137	1,476	1,541	2,732	3,017
Depreciation and amortization	1,575	1,634	1,637	1,640	1,600	1,585	3,209	3,185
Stock-based compensation (1)	96	106	102	85	93	111	202	204
Merger-related costs	—	41	53	102	113	222	41	335
Other, net (2)	3	2	7	6	2	2	5	4
Adjusted EBITDA	$2,956	$3,233	$3,239	$2,970	$3,284	$3,461	$6,189	$6,745

(1)
Stock-based compensation includes payroll tax impacts and may not agree to stock-based compensation expense in the consolidated financial statements. Additionally, certain stock-based compensation expenses associated with the Transactions have been included in Merger-related costs.

(2)
Other, net may not agree to the Condensed Consolidated Statements of Comprehensive Income, primarily due to certain non-routine operating activities, such as other special items that would not be expected to reoccur or are not reflective of T-Mobile’s ongoing operating performance, and are therefore excluded in Adjusted EBITDA.

Adjusted EBITDA - Earnings before Interest expense, net of Interest income, Income tax expense, Depreciation and amortization expense, non-cash Stock-based compensation and certain expenses not reflective of T-Mobile’s ongoing operating performance, such as merger-related costs. Adjusted EBITDA is a non-GAAP financial measure utilized by T-Mobile’s management to monitor the financial performance of our operations. T-Mobile uses Adjusted EBITDA internally as a measure to evaluate and compensate its personnel and management for their performance, and as a benchmark to evaluate T-Mobile’s operating performance in comparison to its competitors. Management believes analysts and investors use Adjusted EBITDA as a supplemental measure to evaluate overall operating performance and facilitate comparisons with other wireless communications companies because it is indicative of T-Mobile’s ongoing operating performance and trends by excluding the impact of Interest expense from financing, non-cash depreciation and amortization from capital investments, non-cash stock-based compensation, network decommissioning costs and costs related to the Transactions, as they are not indicative of T-Mobile’s ongoing operating performance, as well as certain other nonrecurring income and expenses. Adjusted EBITDA has limitations as an analytical tool and should not be considered in isolation or as a substitute for income from operations, Net income or any other measure of financial performance reported in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”).

T-Mobile US, Inc.
12920 SE 38th Street
Bellevue, Washington 98006
Phone 1-800-318-9270
Internet http://www.T-Mobile.com

T-Mobile US, Inc.
Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures (continued)
(Unaudited)

Net debt (excluding Tower obligations)(1) to last twelve months net income and Adjusted EBITDA ratios are calculated as follows:

(in millions, except net debt ratios)	Mar 31, 2018	Jun 30, 2018	Sep 30, 2018	Dec 31, 2018	Mar 31, 2019	Jun 30, 2019
Short-term debt	$3,320	$1,004	$783	$841	$250	$300
Short-term debt to affiliates	445	320	—	—	598	—
Short-term financing lease liabilities	—	—	—	—	911	963
Long-term debt	12,127	12,065	11,993	12,124	10,952	10,954
Long-term debt to affiliates	14,586	14,581	14,581	14,582	13,985	13,985
Financing lease liabilities	—	—	—	—	1,224	1,314
Less: Cash and cash equivalents	(2,527)	(215)	(329)	(1,203)	(1,439)	(1,105)
Net debt (excluding Tower Obligations)	$27,951	$27,755	$27,028	$26,344	$26,481	$26,411
Divided by: Last twelve months Net income	$4,509	$4,710	$4,955	$2,888	$3,125	$3,282
Net Debt (excluding Tower Obligations) to last twelve months Net income Ratio	6.2	5.9	5.5	9.1	8.5	8.0
Divided by: Last twelve months Adjusted EBITDA	$11,501	$11,722	$12,139	$12,398	$12,726	$12,954
Net Debt (excluding Tower Obligations) to last twelve months Adjusted EBITDA Ratio	2.4	2.4	2.2	2.1	2.1	2.0
Net debt is defined as Short-term debt, Short-term debt to affiliates, Short-term financing lease liabilities, Long-term debt (excluding tower obligations), Long-term debt to affiliates, and Financing lease liabilities less Cash and cash equivalents.

(1)
In Q1 2019, the adoption of the new lease accounting standard resulted in a reclassification of capital lease liabilities previously included in Short-term debt and Long-term debt to Short-term financing lease liabilities and Financing lease liabilities in our Condensed Consolidated Balance Sheet. In Q1 2019, we redefined Net debt (excluding Tower obligations) to reflect the above changes in classification and present Net debt (excluding Tower obligations) on a consistent basis for investor transparency. The effects of this change are applied prospectively, consistent with the adoption of the standard. See Note 1 – Summary of Significant Accounting Policies in the Q2 2019 10-Q for additional details.

Free Cash Flow is calculated as follows:

	Quarter						Six Months Ended June 30,
(in millions)	Q1 2018	Q2 2018	Q3 2018	Q4 2018	Q1 2019	Q2 2019	2018	2019
Net cash provided by operating activities	$770	$1,261	$914	$954	$1,392	$2,147	$2,031	$3,539
Cash purchases of property and equipment	(1,366)	(1,629)	(1,362)	(1,184)	(1,931)	(1,789)	(2,995)	(3,720)
Proceeds related to beneficial interests in securitization transactions	1,295	1,323	1,338	1,450	1,157	839	2,618	1,996
Cash payments for debt prepayment or debt extinguishment costs	(31)	(181)	—	—	—	(28)	(212)	(28)
Free Cash Flow	$668	$774	$890	$1,220	$618	$1,169	$1,442	$1,787
Net cash (used in) provided by investing activities	$(462)	$(306)	$(42)	$231	$(966)	$(1,615)	$(768)	$(2,581)
Net cash provided by (used in) financing activities	$1,000	$(3,267)	$(758)	$(311)	$(190)	$(866)	$(2,267)	$(1,056)
Free Cash Flow - Net cash provided by operating activities less Cash purchases of property and equipment, including Proceeds related to beneficial interests in securitization transactions and less Cash payments for debt prepayment of debt extinguishment costs. Free Cash Flow is utilized by T-Mobile’s management, investors, and analysts to evaluate cash available to pay debt and provide further investment in the business.

T-Mobile US, Inc.
12920 SE 38th Street
Bellevue, Washington 98006
Phone 1-800-318-9270
Internet http://www.T-Mobile.com

T-Mobile US, Inc.
Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures (continued)
(Unaudited)

Free Cash Flow three-year CAGR(1) is calculated as follows:

	FY	FY
(in millions, except CAGR Range)	2016	2019 Guidance Range		CAGR Range
Net cash provided by operating activities	$2,779	$6,600	$6,850	33%	35%
Cash purchases of property and equipment(2)	(4,702)	(6,000)	(6,100)	8%	9%
Proceeds related to beneficial interests in securitization transactions	3,356	3,900	3,900
Cash payments for debt prepayment or debt extinguishment costs	—	—	(50)
Free Cash Flow	$1,433	$4,500	$4,600	46%	48%
(1)    The Net cash provided by operating activities and Free Cash Flow three-year CAGR figures exclude payments for merger-related costs.

(2)	Presented amounts for Cash purchases of property and equipment represent the “very high end” of the unchanged guidance range of $5.8 to $6.1 billion.

The following tables illustrate the calculation of our operating measure ARPU and reconciles this measure to the related service revenues:

(in millions, except average number of customers and ARPU)	Quarter						Six Months Ended June 30,
	Q1 2018	Q2 2018	Q3 2018	Q4 2018	Q1 2019	Q2 2019	2018	2019
Calculation of Branded Postpaid Phone ARPU
Branded postpaid service revenues	$5,070	$5,164	$5,244	$5,384	$5,493	$5,613	$10,234	$11,106
Less: Branded postpaid other revenues	(259)	(272)	(289)	(297)	(310)	(326)	(531)	(636)
Branded postpaid phone service revenues	$4,811	$4,892	$4,955	$5,087	$5,183	$5,287	$9,703	$10,470
Divided by: Average number of branded postpaid phone customers (in thousands) and number of months in period	34,371	35,051	35,779	36,631	37,504	38,226	34,711	37,865
Branded postpaid phone ARPU	$46.66	$46.52	$46.17	$46.29	$46.07	$46.10	$46.59	$46.09
Calculation of Branded Prepaid ARPU
Branded prepaid service revenues	$2,402	$2,402	$2,395	$2,399	$2,386	$2,379	$4,804	$4,765
Divided by: Average number of branded prepaid customers (in thousands) and number of months in period	20,583	20,806	20,820	20,833	21,122	21,169	20,695	21,146
Branded prepaid ARPU	$38.90	$38.48	$38.34	$38.39	$37.65	$37.46	$38.69	$37.56
Average Revenue Per User (ARPU) - Average monthly Service revenues earned from customers. Service revenues for the specified period divided by the average customers during the period, further divided by the number of months in the period.
Branded postpaid phone ARPU excludes branded postpaid other customers and related revenues.

T-Mobile US, Inc.
12920 SE 38th Street
Bellevue, Washington 98006
Phone 1-800-318-9270
Internet http://www.T-Mobile.com